                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 11, 1997

                      THE PEOPLES BANCTRUST COMPANY, INC.
                      -----------------------------------
            (Exact name of Registrant as specified in its charter)


         Alabama                  0-13653             63-0896239
         -------                  -------             ----------
(State or other jurisdiction    (Commission        (I.R.S. employer
      of incorporation)         file number)       identification no.)


                     310 Broad Street, Selma, Alabama 36701
                     --------------------------------------
                    (Address of principal executive offices)

                                 (334) 875-1000
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

                               Page 1 of 3 pages

Item 5.  Other Events.
---------------------

     On December 11, 1997, The Peoples BancTrust Company, Inc. ("Peoples") and Elmore County Bancshares, Inc. ("Elmore County"), the holding company for The Bank of Tallassee, executed a definitive agreement for the merger of Elmore County with and into Peoples.

     In the merger, Peoples will issue shares of its common stock in exchange for the outstanding common stock of Elmore County. Based on the terms of the definitive agreement, it is currently estimated that Peoples will issue 3.1075 shares of its common stock for each outstanding share of Elmore County common stock. Such exchange ratio is based on the unaudited book value of Elmore County as of September 30, 1997, and is subject to possible adjustment as a result of the annual independent audit of Elmore County. The acquisition is subject to a number of conditions, including receipt of all regulatory and shareholder approvals.

     For more information, reference is made to the Agreement and Plan of Merger and Reorganization attached hereto as Exhibit 2 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

      (a)  Not applicable.

      (b)  Not applicable.

      (c)  The following exhibit is filed as part of this report.

           Exhibit 2 -- Agreement and Plan of Merger and Reorganization,
                        including exhibits thereto.

                               Page 2 of 3 pages

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      THE PEOPLES BANCTRUST COMPANY, INC.



DATE:  December 15, 1997              By: /s/ Richard P. Morthland
                                         -------------------------
                                              Richard P. Morthland
                                              Chairman of the Board

                               Page 3 of 3 pages